NEWS RELEASE for February 19, 2008

Contact:
Investor Relations/ Financial Media:	Company:
Capital Link, Inc. Nicolas Bornozis President 230 Park Avenue Suite 1536 New York, NY 10169 Tel. (212) 661-7566

Oceanaut, Inc.
Lefteris Papatrifon
Chief Financial Officer
Oceanaut, Inc.
c/o 17th Km National Road Athens-Lamia & Finikos Street
145 64 Nea Kifisia
Athens, Greece
Tel: 011-30-210-62-09-520
Fax: 011-30-210-62-09-528

E-mail: nbornozis@capitallink.com	E-Mail: info@oceanautinc.com
www.capitallink.com	www.oceanautinc.com

OCEANAUT, INC.

ANNOUNCES TERMINATION OF AGREEMENT

TO PURCHASE DRY BULK VESSELS

MANAGEMENT TO HOLD CONFERENCE CALL ON WEDNESDAY FEBRUARY 20, 2008

Athens, Greece - February 19, 2008 – Oceanaut, Inc. (AMEX: OKN; OKN.U; OKN.WS; the “Company” or “Oceanaut”) today announced that it has mutually agreed with companies associated with members of the Restis family to terminate the definitive agreements pursuant to which it would have purchased nine dry bulk carriers for an aggregate purchase price of $700 million and issued shares of its common stock in exchange for an aggregate investment of $82.5 million by companies associated with members of the Restis family.

Management will hold a conference call tomorrow Wednesday, February 20, 2008 at 9:00 a.m. EST to discuss the termination agreement.

The Chairman of Oceanaut Mr. Gabriel Panayotides commented “I am highly confident that Oceanaut will develop and secure another deal. Our Management, Board of Directors and I as the Chairman remain very committed to deliver shareholder value and we will resume seeking suitable acquisition opportunities.”

Conference Call details:

Participants should dial into the call 10 minutes before the scheduled time using the following numbers: 1866 819 7111 (from the US), 0800 953 0329 (from the UK) or +44 1452 542 301 (from outside the US). Please quote “Oceanaut.”

In case of any problem with the above numbers, please dial 1 866 223 0615 (from the US), 0800 694 1503 (from the UK) or +44 1452 586 513 (from outside the US). Quote “Oceanaut.”

A telephonic replay of the conference call will be available until February 26, 2008 by dialing 1866 247 4222 (from the US), 0800 953 1533 (from the UK) or +44 1452 550 000 (from outside the US). Access Code: 23271374#

Participants to the audio webcast should register on the website approximately 10 minutes prior to the start of the webcast.

About Oceanaut, Inc.

Oceanaut, Inc. (AMEX: OKN; OKN.U; OKN.WS) is a blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, vessels or one or more operating businesses in the shipping industry.

Forward Looking Statement

This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and the Company’s growth strategy and measures to implement such strategy. Words such as “expects,” “intends,” “plans,” “believes,” “anticipates,” “hopes,” “estimates,” and variations of such words and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates, which are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the scope and timing of SEC and other regulatory agency review, competitive factors in the market in which the Company operates; risks associated with operations outside the United States; and other factors listed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.